SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LIBERTY PROPERTY TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

LIBERTY PROPERTY TRUST
65 Valley Stream Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 5, 2004

          The 2004 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the “Trust”), will be held at the Loews Hotel, 1200 Market Street, Philadelphia, Pennsylvania 19107, on Wednesday, May 5, 2043 at 11:00 am, local time, for the following purposes:

1.	To elect two Class I trustees to hold office until the Annual Meeting of Shareholders to be held in 2007 and until their successors are duly elected and qualified;

2.	To consider and vote on an amendment to the Declaration of Trust of the Trust to amend and restate in its entirety Article VII of the Declaration of Trust, which relates to certain ownership limitations restricting the number of the Trust’s shares of beneficial interests that may be held by a shareholder;

3.	To consider and vote on an amendment to the Declaration of Trust of the Trust to amend Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust;

4.	To consider and vote on a proposal to amend the Liberty Property Trust Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by shares to shares;

5.	To consider and vote on two proposals submitted by shareholders; and

6.	To transact such other business as may properly come before the meeting.

          The Board of Trustees has fixed the close of business on March 7, 2004 as the record date for the meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

          The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

By Order of the Board of Trustees,

James J. Bowes
Secretary

Malvern, Pennsylvania
March    , 2004

Please Complete and Return Your Signed Proxy Card

          Please complete and promptly return your proxy in the envelope provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2004
GENERAL INFORMATION

          This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Liberty Property Trust, a Maryland real estate investment trust (the “Trust”), for use at the Trust’s 2004 Annual Meeting of Shareholders (the “Meeting”) to be held at the Loews Hotel, 1200 Market Street, Philadelphia, Pennsylvania 19107 on Wednesday, May 5, 2004 at 11:00 am, local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about March      , 2004. Only shareholders of record at the close of business on March 7, 2004 (the “Record Date”) shall be entitled to notice of and to vote at the Meeting.

          If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the “common shares”) represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR both of the proposals to amend or restate various provisions of the Amended and Restated Declaration of Trust of the Trust (the “Declaration of Trust”), FOR the proposal to amend the Liberty Property Trust Amended and Restated Share Incentive Plan and AGAINST the shareholder proposals regarding declassification of the Trust’s staggered Board of Trustees and elimination of the Trust’s Shareholder Rights Plan. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

          Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

          On the Record Date, the Trust had      common shares outstanding and entitled to vote at the Meeting. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker “non-votes” are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. Abstentions and broker “non-votes” are not included in the tabulation of voting results on any matter, and thus do not have the effect of votes in opposition as to any proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. Assuming a quorum is present at the Meeting, a plurality of all the votes cast at the Meeting shall be sufficient to elect a trustee. There is no cumulative voting in the election of trustees. The votes required to approve each of the proposals to be heard at the meeting are as follows:

•	a vote of two-thirds of all of the common shares outstanding and entitled to vote at the Meeting is required to approve the proposal to amend the Declaration of Trust of the Trust to amend and restate in its entirety Article VII of the Declaration of Trust.

•	a vote of a majority of all of the common shares outstanding and entitled to vote at the Meeting shall be sufficient to approve the proposal to amend Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust to make clear that, in accordance with Maryland law, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued common shares or preferred shares.

•	a majority of the votes cast at the Meeting shall be sufficient to approve the proposal to amend the Liberty Property Trust Amended and Restated Share Incentive Plan and the shareholder proposals regarding declassification of the Trust’s staggered Board of Trustees and elimination of the Trust’s Shareholder Rights Plan, as well as any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information, as of      , 2004 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page [     ], all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person’s name, except as otherwise noted.

	Number of Shares		Percent
Beneficial Owners	Beneficially Owned		of Class

William P. Hankowsky	—	(1)	*
Robert E. Fenza	—	(2)	*
George J. Alburger, Jr.	—	(3)	*
James J. Bowes	—	(4)	*
Joseph P. Denny	—	(5)	—%
Frederick F. Buchholz	—	(6)	*
Thomas C. DeLoach, Jr.	—	(7)	*
Daniel P. Garton	—		*
J. Anthony Hayden	—	(8)	*
M. Leanne Lachman	—	(9)	*
David L. Lingerfelt	—	(10)	*
John A. Miller	—	(11)	*
Stephen B. Siegel	—	(12)	*
New York State Teacher’s Retirement System	—	(13)	—%
Cohen & Steers Capital Management, Inc.	—	(14)	—%
All trustees and executive officers as a group (13 persons)	—	(15)	—%

*	Represents less than one percent of class.

(1)	Includes common shares subject to options exercisable within 60 days after , 2004.

(2)	Includes common shares subject to options exercisable within 60 days after , 2004 and common shares issuable upon exchange of units of limited partnership interest (“Units”) of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership” and together with the Trust, the “Company”) which, as of December 31, 2003, was % owned by the Trust. Also includes common shares, held by Mr. Fenza as custodian for children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership.

(3)	Includes common shares subject to options exercisable within 60 days after , 2004.

(4)	Includes common shares subject to options exercisable within 60 days after , 2004.

(5)	Includes common shares subject to options exercisable within 60 days after , 2004 and common shares issuable upon exchange of Units.

(6)	Includes common shares subject to options exercisable within 60 days after , 2004.

(7)	Includes common shares subject to options exercisable within 60 days after , 2004.

(8)	Includes common shares subject to options exercisable within 60 days after , 2004.

(9)	Includes common shares subject to options exercisable within 60 days after , 2004.

(10)	Includes common shares subject to options exercisable within 60 days after , 2004, and common shares issuable upon exchange of Units. Also includes common shares held by trusts for the benefit of Mr. Lingerfelt’s children, as to which Mr. Lingerfelt disclaims beneficial ownership.

(11)	Includes common shares subject to options exercisable within 60 days after , 2004.

(12)	Includes common shares subject to options exercisable within 60 days after , 2004.

(13)	As of December 31, 2003, the New York State Teacher’s Retirement System (“NYSTRS”) had sole dispositive power and sole voting power over common shares. This information is based on data provided by NYSTRS. NYSTRS’s address is 10 Corporate Woods Drive, Albany, NY 12211.

(14)	As of December 31, 2003, Cohen & Steers Capital Management, Inc. (“Cohen & Steers”) had sole dispositive power and sole voting power over and common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Cohen & Steers with the Securities and Exchange Commission (the “Commission”). Cohen & Steers’ address is 757 Third Avenue, New York, NY 10017.

(15)	Includes common shares subject to options exercisable within 60 days after , 2004 and common shares issuable upon exchange of Units.

ELECTION OF TRUSTEES AND CONTINUING TRUSTEES

          In accordance with the Declaration of Trust and By-laws, the Board of Trustees has fixed the total number of trustees at 9. The Board is divided into three classes serving staggered three-year terms, the term of one class of trustees to expire in each successive year. Two Class I trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2007 and until their successors are duly elected and qualified. Both of the nominees for election as trustee currently serve as trustees of the Trust.

          A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

          Management believes that both of its nominees are willing and able to serve the Trust as trustees. If either nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

          The following is a brief description of the nominees for election as trustee and of the other continuing trustees of Trust.

Nominations for Election as Class I Trustees with Terms to Expire in 2007

          M. Leanne Lachman, age 61, has served as a trustee of the Trust since June 1994. Ms. Lachman is the principal of Lachman Associates, L.L.C., a real estate consulting firm. Until      2003, Ms. Lachman was a Principal of Lend Lease Real Estate Investments. Ms. Lachman has specialized in real estate investment management for institutions since 1987. Prior to her employment with Lend Lease, Ms. Lachman served as a Managing Director for Boston Financial and Schroder Real Estate Associates. Ms. Lachman is a director of Lincoln National Corporation and is an Executive-in-Residence at Columbia Business School.

          J. Anthony Hayden, age 60, has served as a trustee of the Trust since June 1994. Mr. Hayden is Managing Principal of Beacon Commercial Real Estate LLC. The company was formed as Hayden Real Estate in 1996. Prior to forming Hayden Real Estate, Mr. Hayden spent more than 21 years at Cushman & Wakefield where he was a member of the Board of Directors. When he resigned as Executive Vice President in 1996 he was responsible for 10 offices in the

Mid-Atlantic/ Mid-West region. Mr. Hayden is a member of the Society of Industrial & Office Realtors, serving in 1982 as President of the Philadelphia Chapter. He is also a member of the Philadelphia Board of Realtors and was President in 1985. In the past he has served on the boards of Pierce Leahy Corporation, Founders Bank and TeleSpectrum Worldwide. Mr. Hayden currently serves on the boards of a variety of not-for-profit entities, including LaSalle University.

Recommendation and Required Vote

          The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a plurality of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Continuing Class II Trustees with Terms to Expire in 2005

          Frederick F. Buchholz, age 58, has served as a trustee of the Trust since June 1994. Mr. Buchholz was with Lend Lease Real Estate Investments or its predecessors from 1968, until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate’s New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. Mr. Buchholz is a member of the Appraisal Institute and is a member of the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

          Thomas C. DeLoach, Jr., age 56, has served as a trustee of the Trust since May 1999. Mr. DeLoach was an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation.

          Daniel P. Garton, age 46, has served as a trustee of the Trust since December 2001. Mr. Garton serves as Executive Vice President — Marketing of AMR Corp.’s American Airlines unit. In that position, Mr. Garton oversees American’s activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines — Customer Service beginning September 1998 and served as President of American Eagle Airlines for three years beginning in July 1995. American Eagle is a wholly owned subsidiary of AMR Corp. Mr. Garton joined American in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President — Financial Planning and Analysis in 1992. Mr. Garton left American in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR two years later when he assumed the presidency of American Eagle.

          Stephen B. Siegel, age 59, has served as a trustee of the Trust since May 1995. Mr. Siegel is Chairman of Global Brokerage Services of CB Richard Ellis, one of the world’s premier full service real estate companies. Prior to its merger with CB Richard Ellis, Mr. Siegel was the Chairman and Chief Executive Officer of Insignia/ ESG, Inc., one of the premier commercial real estate companies in the United States, with significant international operations in the United Kingdom, Europe, Asia and Latin America. Mr. Siegel became the President and Chief Executive Officer of Insignia/ ESG, Inc.’s predecessor company, Edward S. Gordon Company (“ESG”), in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, ascending to Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is also involved in a number of charitable and civic affairs. He is the General Chairman of the Association for the Help of Retarded Children. He is also Chairman of the YMCA’s Capital Campaign. In addition, Mr. Siegel is a board member for both the City Center 55th Street Theater Foundation and the Greater New York Council of the Boy Scouts of America, and he serves as Vice Chairman of the Board of the Benjamin N. Cardozo School of Law.

Continuing Class III Trustees with Terms to Expire in 2006

          William P. Hankowsky, age 53, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation (“PIDC”) from 1989 through 2000. As the chief executive officer of PIDC, he oversaw the City of Philadelphia’s economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky serves on the boards of a variety of not-for-profit entities including the Kimmel Center for the Performing Arts, North Philadelphia Health Systems, and the Philadelphia Convention and Visitors Bureau.

          David L. Lingerfelt, age 51, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is Director of the Reverse Exchange Division of LandAmerica Exchange Company and Vice President and Commercial Counsel of the LandAmerica family of title insurance companies. Prior to joining LandAmerica, Mr. Lingerfelt was an attorney in private practice specializing in commercial transactions. Mr. Lingerfelt has previously served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport.

          John A. Miller, age 76, has served as a trustee of the Trust since May 1995. Mr. Miller retired in July 1997 from the Board of Directors of the Provident Mutual Life Insurance Company of Philadelphia after serving as Director and Chairman of the Executive Committee. Mr. Miller served Provident Mutual in many capacities over his 25 years there, including as its President, Chief Operating Officer, Chief Executive Officer and Chairman of the Board. He has been a member of various Boards of Directors, including those of BetzDearborn, Bryn Mawr Hospital, Guarantee Reassurance Corp., CoreStates Financial Corp. and CoreStates Bank N.A.

Additional Executive Officers

          Joseph P. Denny, age 57, served as a trustee of the Trust from its inception until May 2003, including as Vice Chairman of the Board of Trustees of the Trust beginning April 1, 2000. Mr. Denny has been the Director of Strategic Initiatives of the Trust since May 2003. Mr. Denny joined Rouse & Associates, the Trust’s predecessor, in 1979 and served in a number of capacities, including as President. In the various capacities in which he served Rouse & Associates, he was responsible for developing approximately one billion dollars of projects, primarily large urban projects. Mr. Denny is a member of the International Council of the Urban Land Institute, serves on the Advisory Board of the Wharton Business School’s Real Estate Center and is a member of the Board of Trustees of Chestnut Hill College. Mr. Denny served as President and Chief Operating Officer of the Trust from its inception until April 1, 2000.

          Robert E. Fenza, age 47, has served as an Executive Vice President of the Trust since March 1994, with principal responsibility for operations, property management and asset management. Effective April 1, 2000, Mr. Fenza assumed the additional title of Chief Operating Officer of the Trust. Mr. Fenza joined Rouse & Associates in 1984.

          George J. Alburger, Jr., age 56, became Chief Financial Officer and Treasurer of the Trust in May 1995. Effective October 24, 2000, Mr. Alburger assumed the additional title of Executive Vice President. Prior to joining the Trust, Mr. Alburger served as Executive Vice President of EBL&S Property Management, Inc., an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. Mr. Alburger is a certified public accountant and was formerly a Senior Manager with Price Waterhouse LLP.

          James J. Bowes, age 50, has served as General Counsel and Secretary of the Trust since December 1996. Prior to joining the Trust, Mr. Bowes was a partner in the law firm of Blank Rome.

          Each officer will serve until the first meeting of the Board after the next annual meeting of shareholders or until the officer resigns or is removed from office by the Board.

Committees of the Board of Trustees

          Audit Committee. The Board’s Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board’s Audit Committee currently consists of four independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. DeLoach (Chair), Garton and Miller and Ms. Lachman. Mr. DeLoach is an “audit committee financial expert” as defined by the Commission. The Audit Committee met six times, including once by teleconference, during the last fiscal year. See “Report of the Audit Committee.”

          Compensation Committee. The Board’s Compensation Committee is empowered to determine compensation for the Trust’s executive officers and to administer the Trust’s Share

Incentive Plan. Members of the Compensation Committee are Messrs. Siegel (Chair), Buchholz and DeLoach and Ms. Lachman, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Compensation Committee met seven times, including twice by teleconference, during the last fiscal year. See “Report of the Compensation Committee on Executive Compensation.”

          Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. The Corporate Governance and Nominating Committee has and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider candidates for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under “Corporate Governance – Shareholder Nominations for Trustees.” Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered.

          The members of the Corporate Governance and Nominating Committee are Messrs. Lingerfelt (Chair), Buchholz, Hayden and Miller. All of the members of the Corporate Governance and Nominating Committee, with the exception of Mr. Lingerfelt, are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Lingerfelt will step down from the Corporate Governance and Nominating Committee at the time of the Meeting. The Corporate Governance and Nominating Committee met five times during the last fiscal year. See “Report of the Corporate Governance and Nominating Committee.”

Trustees’ Attendance at Meetings

          The Board of Trustees held seven meetings during the last fiscal year, including two teleconference meetings. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served during the time such trustee served.

Trustees’ Compensation

          In 2003, each trustee who was not also an officer and full-time employee of the Trust received an annual trustee fee in the amount of $29,000. The annual fee was payable 50% in common shares of the Trust and 50% in quarterly cash payments. Additionally, trustees received a fee of $1,500 for each Board meeting that such trustee attended; however, trustees received a fee of $500 for teleconference Board meetings if such meetings addressed only routine matters. Additionally, the Trust held a series of informational calls to supplement the regularly scheduled

Board meetings. Trustees were paid a fee of $500 for participation in each informational call. Trustees received a fee of $1,000 for each committee on which they served and a fee of $1,000 for each committee meeting they attended. The Chair of the Audit Committee received a fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each received a fee of $6,000. Additionally, all trustees are reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust received no separate compensation for service as a trustee or committee member. Pursuant to the Trust’s Amended and Restated Share Incentive Plan, each non-employee trustee receives an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 24th of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

COMPENSATION OF EXECUTIVE OFFICERS

          The following table shows, for the years ended December 31, 2003, 2002 and 2001, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to the Trust’s Chief Executive Officer and to the four other most highly compensated executive officers, determined as of December 31, 2003 (collectively, the “Named Executive Officers”).

		Annual Compensation			Long-Term Compensation Awards

					Restricted	Securities
				Other Annual	Share	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation(2)	Awards (1)	Options/SARs	Compensation(3)

William P. Hankowsky	2003	$—	$—	—	$—	—	$—
President and Chief	2002	297,554	34,313	—	613,509	34,909	1,252
Investment Officer	2001	240,000	168,500	—	271,067	150,362	907
Robert E. Fenza	2003	$—	$—	—	$—	—	$—
Executive Vice President	2002	266,998	107,300	—	389,752	27,768	1,256
and Chief Operating Officer	2001	251,931	252,437	—	198,075	107,649	1,220
George J. Alburger, Jr.	2003	$—	$—	—	$—	—	$—
Executive Vice President	2002	260,013	500	—	484,808	25,649	1,260
and Chief Financial Officer	2001	231,750	500	—	462,767	100,362	1,128
James J. Bowes	2003	$—	$—	—	$—	—	$—
General Counsel	2002	225,000	90,500	—	226,248	16,119	1,077
	2001	201,056	201,555	—	153,333	83,333	896
Joseph P. Denny	2003	$—	$—	—	$—	—	$—
Director of	2002
Strategic Initiatives	2001

(1)	A portion of the restricted share award reflects the election by certain Named Executive Officers to receive common shares in lieu of cash for all or part of annual performance bonus compensation. The remainder represents an award of restricted shares as a portion of the long-term incentive compensation to be paid to the Named Executive Officers. Consistent with a policy adopted by the Trust’s Compensation Committee with respect to employee annual performance bonus compensation, Messrs. Hankowsky and Alburger elected to receive common shares in lieu of cash for all or part of their bonus compensation for 2003. By making such election, such persons received shares equal to 120% of the cash value of such bonus or portion thereof (the “Bonus Value”). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value, less applicable withholding, based on the closing price per share of the common shares on , 2004 ($ ). The dollar amounts of Bonus Values are reflected under the Restricted Share Awards column. Pursuant to these elections, Messrs. Hankowsky and Alburger were awarded and common shares, respectively. Dividends will be paid on the common shares issued pursuant to such awards, and the restrictions related to such awards will expire on , 2005.

A portion of the long-term incentive compensation for 2003 paid to Named Executive Officers was made by an award of restricted shares. The Compensation Committee awarded restricted shares to Messrs. Hankowsky, Fenza, Alburger, Bowes and Denny in the amount of , , , and common shares, respectively. The aggregate dollar values of the grants based on the closing price per share of the common shares on , 2004 were $ , $ , $ , $ and $ , respectively. Such shares will vest ratably over a five-year period beginning with the anniversary date of the grant (i.e., 20% will vest on the anniversary date of the grant). Dividends will be paid on the full amount of the shares, without regard to vesting. See “Report of the Compensation Committee on Executive Compensation.”

(2)	Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.

(3)	Consists of amounts paid by the Company to purchase term life insurance policies for the respective Named Executive Officers.

Share Option Grants, Exercises and Holdings

          The following tables set forth certain information concerning options to purchase common shares that were granted to the Named Executive Officers with respect to the fiscal year ended December 31, 2003, options exercised by the Named Executive Officers during such period and the number and value of options held by such persons as of the end of such period. The Trust does not have any outstanding share appreciation rights.

Options/SAR Grants For Last Fiscal Year

Individual Grants

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees for	or Base Price	Expiration
Name	Granted (1)	Fiscal Year	($ per Share) (2)	Date (3)

William P. Hankowsky		—%		2/__/14
Robert E. Fenza		—%		2/__/14
George J. Alburger, Jr.		—%		2/__/14
James J. Bowes		—%		2/__/14
Joseph P. Denny		—%		2/__/14

	Potential Realizable Value at
	Assumed Annual Rates of Share
	Price Appreciation for Option
	Term (4)

Name	5%	10%

William P. Hankowsky	$	$
Robert E. Fenza
George J. Alburger, Jr.
James J. Bowes
Joseph P. Denny

(1)	Represents options granted on , 2004 with respect to the fiscal year ended December 31, 2003. Such options become exercisable up to 20% after the first year, 50% after two years and 100% after three years.

(2)	Exercise price is equal to the fair market value of the common shares on the date of grant.

(3)	The options are subject to early termination in the event of termination of employment for cause or upon voluntary termination, but would vest in their entirety upon the death, Disability or Retirement (both as defined in the Share Incentive Plan).

(4)	Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of the common shares, and the amounts reflected in the table will not necessarily be achieved.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Tables

Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired	Value	Options/SARs at		In-the-Money Options/SARs at
Name	On Exercise	Realized (1)	Fiscal Year-End		Fiscal Year-End (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

William P. Hankowsky		$			$	$
Robert E. Fenza
George J. Alburger, Jr.
James J. Bowes
Joseph P. Denny

(1)	Value is reported net of option exercise price, but before taxes associated with exercise.

Equity Compensation Plan Information

          The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2003.

Number of Securities
Remaining Available for
Future Issuance Under
Equity Compensation
	Number of Securities	Weighted-Average	Plans
	to be Issued Upon Exercise	Exercise Price of	(Excluding Securities
	of Outstanding Options,	Outstanding Options,	Reflected in Column 1 of
Plan Category	Warrants and Rights(1)	Warrants and Rights	this table)(1)

Equity Compensation Plans Approved by Security Holders		$
Equity Compensation Plans Not Approved by Security Holders

Total		$

(1)	Does not reflect restricted shares and options awarded in 2004 with respect to the fiscal year ended December 31, 2003.

Severance Plan

          The Trust has a severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Fenza, Alburger, Bowes and Denny. The severance plan provides that, in the event of (i) the termination of the participant other than “for cause” or (ii) the participant’s voluntary termination of his or her employment for “good reason,” in either case within two years following a “change of control,” the participant would receive the following: (a) an amount equal to a multiple (2.99 for executive officers and 1.99 for the other named senior officers) times the sum of his or her current annual base salary plus the largest annual performance bonus paid to him or her over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding share options and restricted shares; (d) an amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to the individual’s account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to a covered person would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the covered person would become entitled to receive a tax reimbursement payment that would put him or her in the same financial position after the application of the excise tax as he or she would have been in if the excise tax did not apply to such amounts.

Section 16(a) Beneficial Ownership Reporting Compliance

          Pursuant to Section 16(a) of the Exchange Act, the Trust’s executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that for 2003, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects.

PROPOSALS TO AMEND THE DECLARATION OF TRUST

Nature of Proposed Amendments

          At a meeting held on                            , 2004, the Board of Trustees unanimously adopted, and recommended for approval by the shareholders at the Meeting, several amendments to the Declaration of Trust. These amendments include the following:

•	The amendment and restatement in its entirety of Article VII of the Declaration of Trust, which would be replaced by a new Article VII designed to provide protections for the Trust’s status as a REIT under the Internal Revenue Code of 1986 similar to those that are contained in the existing Article VII, but structured to eliminate provisions of the existing Article VII that inhibit the Board’s ability to facilitate large equity investments in the Company, and to thereby enhance the Trust’s ability to attain continued growth; and

•	The amendment of Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust to make clear that, in accordance with Maryland law, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify and unissued common shares or preferred shares.

Amendment and Restatement of Article VII of the Declaration of Trust

          Background

          If the amendment and restatement of Article VII of the Declaration of Trust (in its current form, “Current Article VII”) is approved by shareholders at the Meeting, the Declaration of Trust will be amended to restate Article VII in its entirety (as proposed to be restated, “Restated Article VII”).

          The principal change to the governance of the Trust that would result from such a restatement would be to allow the Board of Trustees to conclude that the Trust’s ownership limitations, as set forth in Article VII, are not applicable to certain prospective investors, assuming that those prospective investors satisfy certain criteria set forth under the Internal

Revenue Code that would establish that the ownership by those investors of the Trust’s shares would not threaten the Trust’s status as a REIT under the Code.

          Additionally, the restated Article VII would, even if the Board of Trustees should deem the ownership limitations in fact to be applicable to a prospective investor, allow the Board of Trustees to consider an exemption for that investor from the ownership limitations in a manner that is designed to maintain the level of protection afforded by the ownership limitations to the Trust’s status as a REIT under the Code, while at the same time providing to the Board of Trustees additional flexibility in considering such exemptions.

          In addition to the changes to the manner in which investors must be viewed and exemptions are considered by the Board of Trustees, Restated Article VII would also eliminate several concepts included in Current Article VII that provided exemptions from the ownership limitations to certain individuals who, prior to the Trust’s 1994 initial public offering, were thought to require such exemptions. Such exemptions are no longer applicable and would be eliminated in Restated Article VII.

          The proposal to amend the Declaration of Trust to amend and restate Article VII in its entirety is made as a single proposal in recognition of the fact that all of the provisions of Article VII must work together in order to be useful. Thus, no amendment to any provision of Current Article VII will be effected unless the adoption of Restated Article VII is approved by shareholders at the Meeting.

          If adopted, Restated Article VII would afford the Board of Trustees the ability to utilize the approach taken under the applicable REIT tax provisions in the Code, which provide that many entities, such as mutual funds and other investment companies, public companies and pension trusts, are “looked through” for purposes of the “five-or-fewer” test, a fundamental criterion by which a company’s ability to claim REIT status under the Code is measured.

          More specifically, the five-or-fewer test require that during the last half of any year, not more than 50% in value of the outstanding capital stock of a REIT be owned, directly or indirectly, by five or fewer individuals. A “look-through” entity is not considered an individual shareholder for purposes of the five-or-fewer test, and is thus disregarded in making the appropriate determinations as to the company’s compliance with the test. Instead, the shares of the REIT owned by the pass-through are considered for these purposes to be owned pro rata by the entity’s shareholders. While this look-through treatment is established by the Code, the Declaration of Trust does not permit the look-through of an entity for purposes of determining its compliance with the ownership limitations or in the consideration of an exemption from the ownership limitations – even if the entity would be looked through for REIT tax purposes under the Code and its ownership of the Trust’s shares would not jeopardize the Trust’s compliance with the five-or-fewer test. Restated Article VII would allow (but not require) the Board to look-through eligible entities. If the look-through treatment is accorded, the need for such entities to receive exemptions in order to exceed the ownership limitations would be eliminated.

          Additionally, Restated Article VII would allow the Board to grant exemptions from the ownership limitations, in cases where look-through status is not available or not accorded by the Board, without the need to seek shareholder approval, so long as the Board is able to conclude that the grant of the exemption would not jeopardize the Trust’s ability to comply with the five-or-fewer test.

     Text of Proposed Amendment

          Current Article VII and Restated Article VII are reproduced in the their entireties as Exhibits A and B to this proxy statement.

     Description of Current Article VII

          The following summarizes various significant components of Current Article VII that would be altered if the adoption of Restated Article VII were approved by the shareholders at the Meeting.

Restriction on Look-Through. Under the applicable REIT tax provisions in the Code, many entities, such as mutual funds and other investment companies, public companies and pension trusts, are looked through for purposes of the five-or-fewer test. That is, according to the applicable REIT tax provisions of the Code, a look-through entity is not considered an individual shareholder for purposes of the five-or-fewer test. Instead, its shares of the REIT are considered for these purposes to be owned by the entity’s shareholders.

While this look-through treatment is established by the Code, the Declaration of Trust does not permit the look-through of an entity in determining its compliance with the ownership limitations or when the Board considers granting that entity an exemption from the ownership limitation – even if the entity would be looked through for REIT tax purposes under the Code and its ownership of the Trust’s shares would not jeopardize the Trust’s compliance with the five-or-fewer test. The Declaration of Trust instead treats all entities as “individuals,” which cannot be looked through for purposes of the ownership limitations in the Declaration of Trust.

Formula Approach. In order to promote compliance with the five-or-fewer test, Current Article VII contains various provisions designed to ensure that such aggregate ownership limit is not breached. Among such limitations is an ownership limitation, which presently mandates that no shareholder may, unless pursuant to an exemption obtained in accordance with Section 7.12 of the Current Article VII, beneficially own more than that number of shares that equals the lesser of (a) 5.0% of the number of outstanding shares and (b) 5.0 % of the value of outstanding shares. Section 7.12 vests in the Board of Trustees the discretion to grant exemptions from the ownership limit, without the approval of shareholders, such that the Board of Trustees is able, consistent with its fiduciary duties to the Trust’s shareholders, determine the investors for whom exemptions from the ownership limitation is granted.

Section 7.11 of Current Article VII includes a provision to the effect that an exemption from the ownership limitation cannot be granted, without the approval of the Trust’s shareholders, if, after giving effect to such exemption, the aggregate ownership by any five beneficial owners could exceed 49.0%. In addition, Section 7.11 requires that, in considering the grant of an exemption to the ownership limitation, the Board must assume that if the exemption were granted, (i) the shareholder to which the exemption is proposed to be granted would beneficially own the maximum number of shares permitted to be beneficially owned under the exemption and (ii)

each of four other shareholders would beneficially own 5.0%, or the higher percentage, if any, as might previously have been achieved by exemption, of the outstanding shares.

Rouse Principals and Existing Holders Limits. The Declaration of Trust was originally adopted in June 1994, and last amended and restated in May 1997, at which time the overall structure of the Declaration of Trust was not altered. In addition to the general ownership limitations discussed above, the Declaration of Trust also prescribes a Rouse Principals Limit and an Existing Holder Limit. These special limits were designed to provide relief from the general ownership limitations to the “Rouse Principals” (Willard G. Rouse III, George F. Congdon, Joseph Denny and David C. Hammers) as well as to certain persons and entities which, at the time of the Company’s initial public offering, contributed properties to the Company’s operating partnership in exchange for Units. These exemptions are no longer applicable, nor could any such exemption become applicable in the future.

          Description of Restated Article VII

          The following summarizes how the components of Current Article VII discussed above would be altered if the adoption of Restated Article VII were approved by the shareholders at the Meeting.

Board Permitted to “Look-Through” Entities in Accordance with Internal Revenue Code. Restated Article VII would provide the Board the authority to utilize the approach of the Code in looking through entities that would have look-through status under the Code. The Board would not, however, be required to adopt the look-through approach in any given instance.

Five-or-Fewer Compliance Approach. Rather than limiting the Board of Trustees’ ability to grant a proposed exemption to the ownership limitation without shareholder approval only to those exemptions that would satisfy the formula requirements discussed above, Restated Article VII, which would retain the base ownership limitation of 5% of the number or value of shares outstanding, would afford the Board the ability to grant exemptions from the ownership limitations to any owner of shares so long as the Board concludes that the grant of the exemption will not jeopardize the REITs’ ability to comply with the five-or-fewer test. While the documentation needed for the grant of an exemption would be similar to the documentation the Company has used in connection with the recent exemptions granted by the Board, the methodology for the Board’s consideration of the exemption would be greatly streamlined.

Elimination of Rouse Principals and Existing Holders Limits. Restated Article VII would eliminate the provisions of Current Article VII that establish the Rouse Principals Limit and the Existing Holder Limit.

          Reasons for Adoption of Restated Article VII

          The prohibition against utilizing the look-through approach established by the Code, coupled with the requirement that the Board of Trustees utilize an unwieldy mathematical formula approach in assessing whether or not it desires, or is able, to grant an exemption to an interested investor, are at the heart of the Board’s desire to obtain the approval of the Trust’s shareholders to adopt Restated Article VII.

          Together, these provisions have constrained the ability of the Board of Trustees to facilitate large equity investments in the Company, which in the opinion of the Board would aid the continued growth of the Trust. The inability of the Board to apply look-through treatment has required the Board to consider an exemption for any prospective investor seeking to own more than 5% in number or value of the Trust’s shares, even when ownership of the shares would not be attributed to such investor under the Code. The formulaic approach mandated by Section 7.11 has further complicated the situation by requiring the Board to use a complex formulaic approach in considering each exemption – without, in the opinion of the Board, providing the benefit of any additional protection from potential violations of the five-or-fewer test, which is the purpose for which the ownership limitation provisions appear in the Declaration of Trust.

          The Board has granted several exemptions. Prior to the Trust’s initial public offering, an exemption to the ownership limit was granted to permit the beneficial ownership by an investor of up to 13.0% of the outstanding shares. Since the initial public offering, the Board has granted exemptions to four other investors, who are permitted to hold up to 9.9%, 7.5%, and 6.75% of the outstanding shares, respectively. Under the formula approach set forth in Current Article VII, if the entire availability for additional exemptions were concentrated on one shareholder (other than by increasing one of the currently exempted shareholders up to a higher percentage), such shareholder could be permitted to beneficially own 11.85% of the outstanding shares.

          However, if the Declaration of Trust were to embody the approach outlined in Restated Article VII, which would both permit the Board to look-through investors that are eligible for such treatment under the Code and also do away with the mathematical formula and instead allow the Board to consider an exemption of any size so long as it did not affect the Trust’s compliance with the five-or-fewer test, the Board would have far more latitude in considering exemptions, and would in fact be able to conclude, by applying the look-through treatment to a prospective investor, that no such exemption was necessary.

          The Board of Trustees believes that the structure of Current Article VII results in a limitation upon the Company’s ability to facilitate large equity investments in the Company. Adoption of Restated Article VII would greatly facilitate the Board’s ability to facilitate requests by investors for exemptions from ownership limitations, or render such exemptions unnecessary, and thereby enable the Company to more efficiently attract these desirable investors, facilitating certain equity investments in the Trust. Specifically, the Board of Trustees believes that the ability to look through prospective investors and to more easily grant exemptions would facilitate investments by certain types of institutional investors, such as pension funds and mutual funds, that may be willing to make direct equity investments but require, as a practical matter, that the dollar amount of the investment be larger than the dollar amount that can currently be accommodated without a waiver.

          The Board of Trustees would be bound by its fiduciary duties to the shareholders in determining the investors for whom exemptions from the ownership limit would be granted. While management has no knowledge of any effort by any person to accumulate the Trust’s securities or to otherwise seek to obtain control of the Trust through a merger, tender offer, proxy solicitation in opposition to management or any other means, the Board notes that if Restated Article VII is adopted, the Board of Trustees would have increased discretion, in the context of a transaction of this type, to look through a prospective investor or grant an exemption from the ownership limitation to an investor that might be viewed as friendly to management, which would not necessarily be the person offering the highest price to shareholders in the control contest.

          It is anticipated, however, that in determining whether to look through prospective investors and to grant exemptions from the ownership limitation, the Board of Trustees will consider the Trust’s capital needs, operations and financial condition, alternative financing sources, the identity and nature of persons to whom an exemption may be granted and other factors deemed relevant. Depending on the Trust’s financial or operational condition and other factors at the time it is considering granting look-through treatment or a specific exemption, the Board of Trustees may be more or less inclined to make such a grant.

          With respect to the Rouse Principals Limit and the Existing Holder Limit, as discussed above, the purposes for including such provisions are no longer pertinent, and their elimination streamlines and clarifies Article VII, making more facile the relevant aspects of the ownership limitation provisions.

          Ultimately, the Board of Trustees believes that adoption of Restated Article VII will enhance the Board’s ability to use such exemptions to facilitate large equity investments in the Company. The Board of Trustees believes that the continued growth of the Trust will be aided by its ability to raise substantial equity capital. While there are a variety of alternatives that may be available to the Trust in this regard, the Board of Trustees believes that institutional equity investors constitute an important source of capital and that the Trust’s financing strategy should be designed to afford the Trust the ability to attract capital from this source.

          Recommendation and Required Vote

          The Board has unanimously approved and recommends a vote FOR approval of the adoption of Restated Article VII and believes that the effect of this adoption would be to grant the Board greater flexibility in attracting equity capital to the Trust from institutional investors.

          Approval of the adoption of Restated Article VII requires the affirmative vote of the holders of not less than two-thirds of the common shares outstanding and entitled to vote at the Meeting.

Amendment of Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust

     Background

     If the proposal to amend Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust is approved by shareholders at the Meeting, such sections will be amended to clarify that, in accordance with Maryland law, the Board of Trustees may amend the Declaration of Trust to increase or decrease the number of, alter the designation of or classify or reclassify any unissued common shares or preferred shares.

     The proposal to amend Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust is made as a single proposal in recognition of the fact that the sole purpose of all of these amendments is to clarify the Board’s ability to take the actions described in the preceding paragraph. No amendment to any such section of the Declaration of Trust will be made unless the proposal is approved by shareholders at the Meeting in its entirety.

     Text of Proposed Amendment

     The text of Section 6.2 of the Declaration of Trust, as proposed to be amended, is set forth below. The proposed amendments to Section 6.2 have been marked by underlining the text to be added.

     SECTION 6.2 Common Shares. Common Shares (“Common Shares”) shall have a par value of $.001 per share and, subject to the provisions of Article VII with respect to Excess Shares (as defined in Article VII), shall entitle the holders to one vote per Common Share on a non-cumulative basis on all matters upon which Shareholders are entitled to vote pursuant to Section 8.2, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, preemptive, appraisal, conversion or exchange rights. Subject to the express terms of any class of Common Shares outstanding at the time, and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may, without shareholder approval, increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of Article VII regarding Excess Shares, the terms, preferences, conversion and other rights, including, but not limited to, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class of Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

     The text of Section 6.3 of the Declaration of Trust, as proposed to be amended, is set forth below. The proposed amendments to Section 6.3 have been marked by underlining the text to be added.

     SECTION 6.3 Preferred Shares. The Trustees are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of preferred Shares (“Preferred Shares”) and, with respect to any such series, to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and other terms or conditions of redemption of such series. Subject to the express terms of any series of Preferred Shares at the time, and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may, without shareholder approval, increase or decrease the number of, alter the designation of or classify or reclassify any unissued Preferred Shares by setting or changing, in any one or more respects, from time to time before issuing the Preferred Shares, and, subject to the provisions of Article VII regarding Excess Shares, the terms, preferences, conversion and other rights, including, but not limited to, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption, of any series of Preferred Shares, and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

     The text of Section 10.1(d) of the Declaration of Trust, as proposed to be amended, is set forth below. The proposed amendments to Section 10.1(d) have been marked by underlining the text to be added.

     SECTION 10.1 Amendment.

     (d) Except with respect to amendments relating to the Trustees’ exercise of their authority under Section 6.2 or 6.3, this Declaration of Trust may not be amended except as provided in this Section 10.1.

     Reasons for Amendments of Sections 6.2, 6.3 and 10.1(d)

     Section 203(a)(7) of the Maryland REIT Law provides that the declaration of trust of a REIT may authorize the trustees of the REIT to increase or decrease, without the approval of the shareholders of the REIT, the aggregate number of shares or the number of shares of any class that the REIT has authority to issue.

     While the Trust believes that Sections 6.2 and 6.3 of the Declaration of Trust, in their current forms, already provide the Board of Trustees the authority to take all of the actions described in the preceding paragraph without shareholder approval, the inclusion of the underlined language in Sections 6.2 and 6.3 would clarify that issue should it become relevant in the future. In addition, the amendment to Section 10.1(d) would further clarify that such actions could be taken by the Board and made effective in the appropriate filings with the State of Maryland.

     Section 6.1 of the Declaration of Trust grants the Trust the authority to issue 200,000,000 shares of beneficial interest. As of February 24, 2004, 83,610,528 common shares, and has reserved an aggregate of 8,777,203 shares for issuance upon the conversion of Units. The Board of Trustees notes that it has no current of intention of increasing or decreasing the aggregate number of shares of any class that it has authority to issue.

     Recommendation and Required Vote

     The Board has unanimously approved and recommends a vote FOR approval of the amendment of Sections 6.2, 6.3 and 10.1(d).

     Approval of the amendment of Sections 6.2, 6.3 and 10.1(d) requires the affirmative vote of the holders of not less than a majority of the common shares outstanding and entitled to vote at the Meeting.

PROPOSAL TO AMEND THE LIBERTY PROPERTY TRUST
AMENDED AND RESTATED SHARE INCENTIVE PLAN

Summary of the Share Incentive Plan

          The Trust’s Board of Trustees has previously adopted the Liberty Property Trust Amended and Restated Share Incentive Plan (the “Share Incentive Plan”). At a meeting held on February 5, 2004, the Board of Trustees unanimously adopted, and recommended for approval by the shareholders at the Meeting, an amendment to the Share Incentive Plan that will, upon adoption, increase the number of common shares available for awards under the Share Incentive Plan by      , from 9,926,256 to      .

          The Share Incentive Plan will also be amended by the Board of Trustees to increase the limit on the total number of restricted shares that may be granted under the Share Incentive Plan by      , from 1,800,000 to      . This amendment does not require the approval of the shareholders.

          The following is a brief summary of the Share Incentive Plan, as modified by the proposed amendment, which is qualified in all respects by the text of the Share Incentive Plan, a copy of which will be made available without charge to any person upon his or her written request, which request should be directed to the Director of Investor Relations at the address of the Trust appearing on the first page of this proxy statement.

          Under the Share Incentive Plan the Trust may grant options to purchase shares or may make grants of restricted shares to certain participants. Options granted under the Share Incentive Plan may be either non-qualified share options (“Non-Qualified Options”) or options intended to qualify as “incentive stock options” under Section 422 of the Code (“Incentive Options” and, together with the Non-Qualified Options, the “Options”).

Purpose

          The purpose of the Share Incentive Plan is to advance the interests of the Trust, its shareholders and its subsidiaries by providing selected trustees, employees, consultants and advisors, upon whom the Trust’s sustained growth and financial success depend, to acquire or increase their proprietary interest in the Trust through receipt of rights to acquire common shares and through transfers of restricted shares.

Amount of Common Shares Subject to Options and Grants of Restricted Shares Under the Share Incentive Plan

          The Share Incentive Plan currently provides for the grant of Options and restricted shares covering an aggregate of 9,926,256 common shares. If the proposed amendment to the Share Incentive Plan is approved by the shareholders, the maximum aggregate number of common shares available for the grant of Options and restricted shares would increase by      to      . The number of common shares subject to Options and grants of restricted shares is subject to adjustment to reflect changes in the Trust’s capitalization. Any shares subject to an Option that is not exercised prior to expiration or that otherwise terminates and any restricted shares that are forfeited will thereafter be available for further grants of Options or restricted shares under the Share Incentive Plan. As of March      , 2004, grants of Options and restricted shares covering      shares had been made under the Share Incentive Plan.

Administration

          The Share Incentive Plan is administered by a committee or committees designated by the Board of Trustees (the “Share Option Committee”), currently the Compensation Committee. No Options or grants of restricted shares may be granted under the Share Incentive Plan to members of the Share Option Committee except as specifically provided under provisions of the Share Incentive Plan relating to automatic grants under a specified formula stated in the Share Incentive Plan. Subject to the conditions set forth in the Share Incentive Plan, the Share Option Committee has full and final authority to determine the number of Options or restricted shares granted, the individuals to whom and the time or times at which such Options or restricted shares shall be granted and be exercisable, the exercise prices (including vesting) and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary; provided, that no more than 750,000 common shares may be subject to Options granted to any individual employee in any one calendar year. The Share Incentive Plan is intended to be flexible, and a significant amount of discretion is vested in the Share Option Committee with respect to all aspects of the Options and restricted shares to be granted under the Share Incentive Plan.

Participants

          Options and restricted shares may be granted under the Share Incentive Plan to any person who is or who agrees to become a trustee, employee, consultant or advisor of the Trust, its subsidiaries and designated affiliates. As of March      , 2004, the Trust had nine trustees and, together with its subsidiaries and designated affiliates, had approximately      employees.

Exercise Price

          The exercise price of each Non-Qualified Option granted under the Share Incentive Plan shall be determined by the Share Option Committee. The exercise price of each Incentive Option granted under the Share Incentive Plan shall be determined by the Share Option Committee and shall be 100% of the fair market value of a common share on the date the Option is granted (or at least 110% if the recipient owns, directly or by attribution under the Code, common shares having 10% of the total combined voting power of all classes of shares of the Trust (“10% Shareholder”) or any subsidiary of the Trust). The payment of the exercise price of an Option may be made in cash or shares, as more fully described under “Exercise of Options.”

          Fair market value shall be determined by the Share Option Committee in accordance with the Share Incentive Plan and such determination shall be binding upon the Trust and upon the holder. The closing sale price of the common shares on the New York Stock Exchange on March      , 2004 was $          per share.

Term of Options

          Incentive Options may be granted for a term of up to 10 years (five years in the case of a grant to a 10% Shareholder), which may extend beyond the term of the Share Incentive Plan.

Exercise of Options

          The terms governing exercise of Options granted under the Share Incentive Plan shall be determined by the Share Option Committee, which may limit the number of Options exercisable in any period.

          Payment of the exercise price upon exercise of an Option may be made in any combination of cash and common shares, including the automatic application of common shares received upon exercise of an Option to satisfy the exercise price of additional Options (unless the Share Option Committee provides otherwise). Where payment is made in common shares, such common shares shall be valued for such purpose at the fair market value of such common shares on the date of delivery.

Non-transferability

          Options granted under the Share Incentive Plan are not transferable other than by will or the laws of descent and distribution or, in the case of a Non-Qualified Option, pursuant to a “qualified domestic relations order” (as that term is defined in the Code).

Termination of Relationship

          Except as the Share Option Committee may expressly determine otherwise, if the holder of an Option ceases to be employed by or to have another qualifying relationship (such as that of trustee, employee, consultant or advisor) with the Trust, any of its subsidiaries or a designated affiliate other than by reason of the holder’s death, disability or retirement (as defined in the Share Incentive Plan), all Options granted to such holder under the Share Incentive Plan shall terminate immediately, except for Options that were exercisable on the date of such termination of relationship, which Options shall terminate three months after the date of such termination of relationship unless such Options expire or terminate earlier pursuant to the stated expiration of the option term. In the event of the death, disability or retirement of the holder of an Option, all Options shall become exercisable on the date of such termination, and may be exercised until the date that is 36 months after the date of such termination. In addition, if the holder of Options is determined to have breached his or her employment or service contract or is determined to have been engaged in acts of disloyalty or to have revealed trade secrets or confidential information, all such Options shall be forfeited immediately and any shares to be delivered following a prior exercise of an Option which have not yet been delivered are also forfeited upon refund to the holder of the exercise price paid.

Amendment and Termination

          The Board of Trustees may at any time and from time to time amend, suspend or terminate the Share Incentive Plan, but may not, without the approval of the shareholders representing a majority of the votes cast at a meeting of the shareholders at which a quorum is present, increase the maximum number of shares subject to Options that may be granted under the Share Incentive Plan or change the class of individuals eligible to receive an Incentive Option. No amendment, suspension or termination of the Share Incentive Plan by the Board of Trustees may alter or impair any of the rights under any Option granted under the Share Incentive Plan without the holder’s consent.

          The Share Incentive Plan makes it clear that the Share Option Committee may amend any award under the Share Incentive Plan (provided that any such amendment that would impair the rights or interests of a participant must have the written consent of the participant, except if such amendment is to enable the Share Incentive Plan to qualify for an exemption under Rule 16b-3 of the Exchange Act) to include any provision that, at the time of such amendment, is authorized under the Share Incentive Plan.

Change in Control

          In the event of a change in control, as defined in the Share Incentive Plan, Options to the extent not then vested will be fully exercisable.

Effective Date and Term

          No Options may be granted after the date that is the tenth anniversary of the earlier of the date on which the Share Incentive Plan is adopted or is approved by the shareholders.

Terms of Restricted Shares

          The Share Option Committee will determine the terms and conditions applicable to awards of restricted shares, including a period during which the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Unless otherwise determined by the Share Option Committee, a recipient of a restricted share award will have the same rights as an owner of common shares, including the right to receive cash distributions and to vote the common shares. Unless otherwise specified in an award, upon termination of employment of a participant other than by reason of his or her death, disability or retirement (as defined in the Share Incentive Plan), a participant will forfeit all restricted shares as to which the restrictions had not lapsed at time of the termination of employment. In the event of the death, disability or retirement of a participant, all restrictions on the restricted shares held by such participant will terminate, and the restricted shares shall be fully vested, on the date of such termination. As amended by the Board, the Share Incentive Plan limits the total number of restricted shares that may be granted to      , an increase of      shares over the 1,800,000 share limit prior to such amendment.

Registration of Shares Subject to the Share Incentive Plan

          All of the 9,926,256 common shares available under the Share Incentive Plan as currently constituted have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-8 Registration Statements filed with the Commission, each of which became effective on the date it was filed.

          If the proposed amendment is adopted, the      additional common shares that will be available under the Share Incentive Plan will be registered under the Securities Act on a Form S-8 Registration Statement to be filed with the Commission within 12 months after the date of the Meeting.

Certain Federal Income Tax Consequences

          Incentive Options. The Trust believes that with respect to Incentive Options granted under the Share Incentive Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an Option is granted or at the time it is exercised. If the optionee makes no disposition of the common shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the common shares pursuant to the exercise of the Incentive Option, he or she will generally recognize long-term capital gain or loss upon disposition of the common shares.

          If the optionee disposes of common shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the common shares on the date the Option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the common shares on the date of exercise generally will be treated as long-term or short-term capital gain, depending on the holding period of the common shares. A disqualifying disposition will include the use of common shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another Option prior to the satisfaction of the applicable holding period.

          The Trust will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Trust generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

          Non-Qualified Options. The Trust believes that the grant of a Non-Qualified Option under the Share Incentive Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of common shares received on exercise of a Non-Qualified Option generally will be long-term or short-term capital gain or loss, depending on the holding period of the common shares.

          Upon exercise of a Non-Qualified Option, the Trust generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, under Section 162(m) of the Code (the “Million Dollar Cap”), no deduction is allowed for remuneration in excess of $1,000,000 paid by the Trust during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The Trust believes that all general requirements applicable to the Share Incentive Plan under the performance-based compensation rules have been met in order for specific Option grants to be treated as giving rise to performance-based compensation. It is anticipated that the Share Incentive Plan will be administered so that all Non-Qualified Options will in fact qualify as performance-based and any income recognized on their exercise will be exempt from the Million Dollar Cap.

          Awards of Restricted Shares. The Trust believes that the award of restricted shares under the terms of the Share Incentive Plan, subject to certain restrictions and possible forfeiture during a restricted period, will result in the recipient of such an award being required to include in his or her federal taxable income the value of the shares awarded (reduced by the purchase price, if any, paid for the shares) at the time the restricted period ends, or, if the recipient files an election under Section 83(b) of the Code (an “83(b) Election”), at the time the award is made. On a subsequent sale of the shares, the award recipient will have a long or short term capital gain or loss depending upon the length of the period for which the shares were held. In general, the holding period will be measured from the end of the restricted period date unless an 83(b) Election was filed, in which case the holding period will be measured from the date of the award. The determination of gain or loss will be determined by reference to the recipient’s basis in the shares, which will be equal to the amount the recipient was required to include as income as a result of the award, as described above.

          Election under Section 83(b) of the Code. A recipient of an award of restricted shares may make an 83(b) Election, which will require the inclusion in income of the value of the restricted shares (reduced by the purchase price, if any, paid for the shares) as of the date of the award, determined without regard to the restrictions or possible forfeiture of those shares. In addition, if the shares are forfeited, the employee will not be able to claim a loss under applicable tax rules (other than a loss for the purchase price paid for the shares to the extent that purchase price is not refunded on forfeiture). In order to make an 83(b) Election, the award recipient must file a written election no later than 30 days after the date of the award with the IRS office where the recipient files his or her returns, and must provide a copy of that filing to the Trust. A copy of the filing must also be included with the recipient’s tax return for the year of the award. The 83(b) election statement must contain the following information: the name, address and taxpayer identification number of the taxpayer, a description of the shares received, the date of the award and the taxable year for which the election is made, the nature of the restrictions on the shares, the fair market value of the shares as of the award date, the purchase price paid for the shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code.

Accounting Consequences

          The accounting treatment selected by the Trust provides that a compensation charge against earnings is taken, with respect to Options, in an amount equal to the present value of the Option grant using a valuation methodology, and with respect to grants of restricted shares, in an amount equal to the current value of the common shares on the date of issuance, and, in either case, as to unvested Grants, with the amount so determined being spread over the vesting period.

Recommendation and Required Vote

          The Board of Trustees recommends a vote FOR approval of the above proposal. Approval of the above proposal requires the affirmative vote of the holders of a majority of the common shares represented at the Meeting.

SHAREHOLDER PROPOSAL RELATING TO
DECLASSIFICATION OF THE STAGGERED BOARD OF TRUSTEES

          The Services Employees International Union, a shareholder of the Trust, has submitted to the Trust a proposal calling for the shareholders of the Trust to approved the declassification of the Trusts staggered Board of Trustees. The proposal was submitted in accordance with applicable proxy regulations, and the proposed resolution and supporting statement are, in accordance with applicable proxy regulations, set forth below. The Trust accepts no responsibility for the proposed resolution or supporting statement.

SHAREHOLDER PROPOSAL

Resolved: That the shareholders of Liberty Property Trust urge the Board of Trustees to take the necessary steps to declassify the Board of Trustees for the purpose of Director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of Trustees previously elected.

SUPPORTING STATEMENT

We believe the election of Trustees is the most powerful way that shareholders influence the strategic direction of our company. Currently the Board of Trustees of Liberty Property Trust is divided into three classes serving staggered three-year terms.

It is our belief that the classification of the Board of Trustees is not in the best interests of Liberty Property Trust and its shareholders. The elimination of the staggered board would require each Trustee to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each Trustee individually.

Concerns that the annual election of Trustees would leave Liberty Property Trust without experienced board members in the event that all incumbents are voted out are unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent Trustees’ contributions were not valued.

A classified Board of Trustees protects the incumbency of the Board of Trustees and current management, which in turn limits accountability to stockholders. It is our belief Liberty Property Trust’s corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of the company. While Liberty Property Trust’s current performance is good, we believe sound corporate governance practices, such as the annual election of Trustees, will impose the level of management accountability necessary to help insure that at good performance record continues over the long term.

Classified boards like ours have become increasingly unpopular in recent years. Last year a majority of shareholders supported proposals asking their boards to repeal classified board structures at a number of respected companies, including Crescent Real Estate Equities, Jones Lang LaSalle, Avon Products, Federal Express, Fleetwood Enterprises, Honeywell, Manor Care, Morgan Stanley, and Tellabs.

For a greater voice in the governance of Liberty Property Trust through annual Board of Trustees accountability, we ask shareholders to vote YES on this proposal.

Statement by the Board of Trustees

          The Trust has had a classified Board of Trustees, divided into three classes serving staggered three-year terms, since its initial public offering in 1994. The Board of Trustees believes that a classified board is in the best interests of the shareholders, and that the classification of the Trust’s Board of Trustees assists it to operate effectively and with a consistent regard for good corporate governance.

          One benefit of a classified board is continuity. The Trust’s classified board structure helps to assure the continuity and stability of the Trust’s leadership and policies, ensuring that a majority of the trustees at any given time will have prior experience and familiarity with the Trust’s business, public reporting and corporate governance, so that they are in a position to make effective business decisions and to engage in productive long-term strategic planning. This continuity and stability also help the Trust to attract and retain highly qualified trustees willing to commit the time and dedication necessary to understand the Trust’s business.

          In addition, the classified nature of the Board of Trustees assists the Board in protecting and maximizing the value of your investment in the Trust. Because it is impossible to elect an entirely new Board at a single meeting, the Trust has protection against abusive takeover tactics. Potential acquirers would be required to engage in discussions and negotiations with the Board and management to best protect the interests of the shareholders. The Board of Trustees believes that a declassified Board could allow a hostile suitor to seek to replace a majority of the trustees with trustees who are in favor of the takeover, and then dictate the terms of the deal in order to benefit themselves at the expense of the Trust and its shareholders.

          The Board of Trustees also believes that trustees elected for staggered terms are accountable to shareholders to the same extent as trustees that are elected annually. The trustees’ fiduciary duties do not depend on how often they are elected, and accountability depends primarily on the selection of responsible and experienced individuals. Seven of the nine members of the Board of Trustees are independent, outside trustees, and this figure will remain the same if the Board’s nominees are all elected at the upcoming meeting. The Board’s committees are comprised solely of independent trustees.

          In addition, the Board adopted Governance Guidelines that speak to the responsibilities of trustees and their accountability to the Trust and to its shareholders, as well as to the qualifications of the Board members and various other matters.

          Approval of this proposal requires the vote of holders of a majority of the shares voting at the Meeting. Because the proposal is only a recommendation, however, its approval would not effectuate the changes it references. Declassification of the Board of Trustees would require action by the Board of Trustees to amend the Trust’s Amended and Restated Declaration of Trust, followed by approval by holders of at a majority of the common shares outstanding and entitled to vote.

Recommendation and Required Vote

          The Board of Trustees recommends a vote AGAINST approval of the above proposal. Approval of the above proposal requires the affirmative vote of the holders of a majority of the common shares cast at the Meeting.

SHAREHOLDER PROPOSAL RELATING TO RIGHTS PLANS

          The Amalgamated Bank LongView MidCap 400 Index Fund, a shareholder of the Trust, has submitted to the Trust a proposal calling for the Board of Trustees to rescind the Trust’s Shareholder Rights Plan. The proposal was submitted in accordance with applicable proxy regulations, and the proposed resolution and supporting statement are, in accordance with applicable proxy regulations, set forth below. The Trust accepts no responsibility for the proposed resolution or supporting statement.

SHAREHOLDER PROPOSAL

RESOLVED: That the shareholders of Liberty Property Trust (“Liberty Property” or the “Company”) request the Board of Directors to redeem the shareholder rights previously issued and not to adopt, extend or renew any shareholder rights plan unless such adoption or extension has been approved by the affirmative vote of the holders of a majority of shares present and voting on the matter.

SUPPORTING STATEMENT

In December 1997, the Board of Directors adopted a “rights agreement” of the type commonly known as a “poison pill”. The Board took this action unilaterally and without seeking prior approval of shareholders. This rights agreement will remain in existence for ten years until December 2007.

Liberty Property’s rights agreement is an anti-takeover device that in our view is designed to discourage or thwart an unwanted takeover bid for the Company. We believe that such rights plans may injure shareholders by reducing management accountability and adversely affecting shareholder value.

Although management and the Board should have appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, we do not believe that the possibility of a future takeover bid justifies the unilateral imposition of such a poison pill. At a minimum, we believe that shareholders should have the right to vote on the necessity of such a powerful tool, which could be used to entrench existing management.

A 2001 study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School created a corporate governance index for 1,500 firms and studied the relationship between various corporate governance practices (evaluating a number of such practices, including poison pills) and firm performance from 1990 to 1999. The study generally found that governance practices favoring shareholders were significantly and positively correlated with firm value, although the study did not correlate the link between specific governance practices and firm value.

The Council of Institutional Investors, an organization of over 130 pension funds whose assets exceed $2 trillion, has called for shareholder approval of poison pills. In recent years, various companies including McDermott International, Columbia/HCA and Bausch & Lomb have been willing to redeem outstanding rights or seek shareholder approval for their poison pill rights plans. We believe that Liberty Property Trust should follow suit.

We urge you to vote FOR this resolution.

Statement by the Board of Trustees

          The Shareholder Rights Plan was adopted by the Board of Trustees to protect the Trust’s shareholders against abusive takeover tactics and to ensure that all shareholders would be treated fairly in the event of an unsolicited offer to acquire the Trust. The Board of Trustees believes that the continuation of the Shareholder Rights Plan is in the best interests of the Trust and the shareholders.

          The Shareholder Rights Plan is designed to provide the Board of Trustees with the ability to take what it believes are the most effective steps to protect and maximize the value of your investment in the Trust. It is designed to encourage potential acquirers to negotiate directly with the Board of Trustees, which the Trust believes is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer and protect shareholders against potential abuses during the takeover process, such as an offer which would not treat all shareholders fairly and equally. The rights plan allows the Board of Trustees to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of the Trust and is in the best interest of the shareholders.

          The economic benefits of a shareholder rights plan to stockholders have been validated in several studies. A study released in November 1997 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies with shareholder rights plans received takeover premiums that were on average eight percentage points higher than premiums paid for target companies without rights plans. The report also noted that the existence of a shareholder rights plan at a target company did not increase the likelihood of the defeat of a hostile takeover bid, nor the withdrawal of a friendly bid, and that the takeover rate was similar for companies with and without rights plans. It is for these reasons that companies continue to adopt new rights plans, and renew existing ones, in large numbers.

          Approval of this proposal requires the vote of holders of a majority of the shares voting at the Meeting. Because the proposal is only a recommendation, however, its approval would not effectuate the changes it references. Redemption of the existing rights under the rights plan would require action by the Board of Trustees. Implementation of a requirement for shareholder approval of future shareholder rights plans would require either action by the Board of Trustees or a shareholder amendment of the Trust’s Bylaws, which in turn requires approval by holders of at least two-thirds of the common shares outstanding and entitled to vote.

Recommendation and Required Vote

          The Board of Trustees recommends a vote AGAINST approval of the above proposal. Approval of the above proposal requires the affirmative vote of the holders of a majority of the common shares cast at the Meeting.

CERTAIN TRANSACTIONS

          On July 2, 2003, pursuant to a purchase option it had held since the Company’s inception, the Company purchased, for nominal consideration, Rouse Kent Limited, which was formerly owned by the estate of Willard G. Rouse III and a former senior executive officer of the Company. Prior to the purchase, the Company provided management services with respect to Rouse Kent Limited. For the period from January 1, 2003 to July 2, 2003, the fee for these services was $     . In addition, prior to the purchase, the Company also paid a fee to Rouse Kent Limited for management services that it provided for the Company’s properties owned in the United Kingdom. For the period from January 1, 2003 to July 2, 2003, the fee for these services was $     .

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including those required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as modified and supplemented. The Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as modified and supplemented. In addition, the Committee has considered the effect of the independent auditors’ provision of non-audit services on the audit and considers such services compatible with the independent auditors’ maintenance of independence.

          The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent auditors in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee, which is attached to this proxy statement as Appendix 1. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Commission.

          A copy of the Audit Committee Charter is attached to this proxy statement as Appendix 2.

Audit Committee

Thomas C. DeLoach, Jr. (Chair)
Daniel P. Garton
M. Leanne Lachman
John A. Miller

          The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Selection of Ernst & Young as Independent Auditor for 2004; Presence of Ernst & Young at the Meeting

          Ernst & Young has audited the Trust’s financial statements since the Trust’s inception. The Audit Committee has selected Ernst & Young LLP as the Trust’s independent public accountant for the year ending December 31, 2004.

          Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Fees billed to the Trust by Ernst & Young LLP during 2003 and 2002

          Ernst & Young LLP was the Trust’s independent public accountant for the fiscal years ended December 31, 2003 and 2002.

          Audit Fees. Fees billed to the Trust by Ernst & Young LLP during 2003 and 2002 for audit services rendered by Ernst & Young for the audit of the Trust’s annual financial statements for such years, for the review of those financial statements included in the Trust’s Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, totaled $     and $     , respectively.

          Audit-Related Fees. Fees billed to the Trust by Ernst & Young LLP during 2003 and 2002 for audit-related services that were reasonably related to the performance of the audit or review of the Trust’s financial statements and are not reported under the preceding paragraph totaled $          and $         , respectively.

          Tax Fees. Fees billed to the Trust by Ernst & Young LLP during 2003 and 2002 for professional services rendered for tax compliance, tax advice and tax planning totaled $     and $     , respectively.

          All Other Fees. There were no additional fees billed to the Trust by Ernst & Young LLP during 2003 or 2002 for products and services, other than services reported in the three preceding paragraphs.

          Of the services described in the paragraphs captioned “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” 100% were approved by the Audit Committee in pursuant to applicable regulations.

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

          The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

          The Corporate Governance and Nominating Committee has developed and the Board has adopted the Governance Guidelines attached to this proxy statement as Appendix 3.

          A copy of the Corporate Governance and Nominating Committee charter is attached to this proxy statement as Appendix 4.

Corporate Governance and Nominating Committee

David L. Lingerfelt (Chair)
Frederick F. Buchholz
J. Anthony Hayden
John A. Miller

          The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

          The Trust’s executive compensation program is administered by the Compensation Committee of the Board of Trustees, which is composed of independent members of the Board. The Compensation Committee’s responsibilities include the following: reviewing the performance of the Trust’s executive officers, fixing the base compensation of executive officers, awarding appropriate bonuses and making long-term incentive compensation awards, including grants of shares and options.

          The Compensation Committee generally makes its final compensation determinations for each fiscal year after the end of that fiscal year including determining cash bonuses and long-term incentive awards, if any, for the past year’s performance. Also at that time, the Compensation Committee sets base salaries for the following fiscal year. Accordingly, the Compensation Committee met on several occasions to evaluate compensation issues and to determine incentive compensation awards for the Named Executive Officers for 2003, and to fix the base salaries for such officers for 2004.

          In making its determinations, the Compensation Committee considers competitive performance and recommendations from management, along with other factors, including independently prepared industry compensation information. For 2003, the Compensation Committee engaged an independent compensation and benefits consultant to advise the Compensation Committee regarding executive officer compensation matters, such as base salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considered the consultant’s analysis and recommendation in determining base salaries and incentive compensation.

          Executive Officer Compensation Policies. In establishing the compensation of the Trust’s executive officers, the Compensation Committee has the following objectives: (a) to support the achievement by the Trust of desired performance, (b) to relate a significant portion of an executive officer’s compensation to the Trust’s actual performance, including long-term performance, (c) to reward individual performance and (d) to provide compensation and benefits that will attract, motivate and retain superior talent. The Compensation Committee believes that, in order to achieve these objectives, a significant portion of an executive officer’s total compensation should consist of variable, performance-based components. To this end, the executive compensation program utilizes long-term incentives consisting of equity-based compensation and annual incentives through cash bonuses. These incentives are intended to achieve a further goal of the Committee, which is to align the interests of executive officers with those of the Trust’s shareholders by linking a portion of executive compensation directly to increases in shareholder value.

          The Trust seeks to provide total compensation to its executive officers which is competitive with the total compensation for executive officers paid by Real Estate Investment Trusts similar to the Trust (the “peer group”). The peer group was chosen by the Compensation Committee in consultation with the independent compensation and benefits consultant. The Compensation Committee believes that a peer group comparison enables the Trust to determine a fair level of compensation for executive officers, while assuring shareholders that executive pay levels are reasonable. The same peer group is used for compensation and performance comparisons.

          In addition to the components noted above, the compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust’s employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, an employee stock purchase plan and the severance plan for certain senior officers of the Trust described under “Severance Plan.”

          Base Salary. Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by peer group members. Changes in individual base salaries are based in part on the review of the report prepared by the independent compensation and benefits consultant, which included a review of peer group practices, as well as the individual’s responsibility, experience and performance and increases in cost of living indices. The weight given such factors by the Compensation Committee may vary from individual to individual. Base salaries are reviewed for adjustment annually.

          Annual Incentive Compensation. The Named Executive Officers participate in a bonus program whereby they are eligible for cash bonuses if certain performance objectives, established by the Compensation Committee, are achieved. The annual cash bonus for the Named Executive Officers is based upon the growth of Funds from Operations of the Trust per common share measured relative to the corresponding performance of the peer group. The annual cash bonus is subject to adjustment by the Compensation Committee in its discretion.

          Consistent with a policy adopted by the Compensation Committee for all employees, an executive officer has the option of taking common shares in lieu of a cash bonus at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted. The Company believes that this inducement encourages share ownership and further aligns employee and shareholder interest. Dividends will be paid on common shares issued pursuant to such awards for 2004 and the restrictions related to such awards will expire on February 28, 2005.

          Long-Term Incentive Compensation. After consultation with the independent compensation and benefits consultant, consideration of independent compensation data and the objectives of the compensation policy, the Compensation Committee has instituted a long-term incentive compensation program that is linked directly to total shareholder return. It is intended that long-term incentive compensation awards made to executive officers will be derived from the Company’s total return measured against a peer group determined by the Compensation Committee, with the amount of the award varying with relative performance.

          Long-term incentive compensation for the Named Executive Officers is provided through the grant of share options and/or restricted share awards. The long-term incentive compensation awarded to the Named Executive Officers for 2003 was based in part on the review of the report prepared by the independent compensation and benefits consultant, which included a review of peer group practices, including a review of competitive equity compensation for employees of peer group members, as well as the Trust’s performance with respect to total shareholder return versus the peer group. The grant of share options and restricted share awards, if any, are made under the Trust’s Amended and Restated Share Incentive Plan, which is administered by the Compensation Committee.

          In making long-term incentive compensation awards with respect to 2003, the Compensation Committee, as it did with respect to 2002, placed greater emphasis on restricted shares and less emphasis on options as compared to past awards of long-term incentive compensation. This shift in emphasis occurred after considerable study and with guidance from the Compensation Committee’s independent compensation and benefits consultant. In part, this change is a reflection of the Trust’s determination to begin in 2003 to record options as an expense at the time of issuance. Additionally, greater reliance on restricted shares reduces the potential dilutive impact from option grants. This change is intended to provide appropriate long-term incentive to Named Executive Officers that is competitive and consistent with the interests of shareholders.

          The Compensation Committee believes that the grant of restricted share awards provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return. The restricted share awards made with respect to 2003 vest ratably over a five-year period beginning with the first anniversary date of the grant (i.e., 20% will vest on each of the first five anniversary dates of the grant).

          The exercise price of options granted with respect to 2003 is the market price of the common shares at the time of grant and, therefore, the options will have value only if the Trust’s share price increases over the exercise price after the option is granted. The Compensation Committee also believes that the grant of share options provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return. The options granted with respect to 2003 vest over a three-year period beginning with the date of the grant as follows: 20% after the first year, 50% after two years and 100% after three years.

          The terms of options and restricted share awards, including vesting, exercisability and term, are determined by the Compensation Committee, subject to requirements imposed by the Amended and Restated Share Incentive Plan.

          For information regarding recent options and restricted share awards granted to Named Executive Officers, reference is made to the tables set forth under “Compensation of Executive Officers.”

          Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance based compensation in excess of $1.0 million paid to certain executive officers. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing executives appropriate awards for their performance. The Company’s long-term plans have been designed to comply with the performance-based requirements of Section 162(m).

          Chief Executive Officer Compensation. The base salary, annual incentive compensation and long-term incentive compensation awarded to the Trust’s Chief Executive Officer during 2003, Messrs. Hankowsky and Rouse, were determined substantially in conformity with the policies described above for all of the other Named Executive Officers. Mr. Hankowsky became Chief Executive Officer in January 2003. Mr. Rouse passed away in May 2003. For 2003, Messrs. Hankowsky and Rouse were paid $     and $     , respectively, in base salary and $     and $     , respectively, in annual incentive compensation. Messrs. Hankowsky and Rouse were granted options to purchase      and      common shares, respectively and were awarded      and      restricted common shares, respectively with respect to 2003.

Compensation Committee

Stephen B. Siegel (Chair)

Frederick F. Buchholz
Thomas C. DeLoach, Jr.
M. Leanne Lachman

          A copy of the Compensation Committee Charter is attached to this proxy statement as Appendix 5.

          The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SHARE PRICE PERFORMANCE GRAPH

          The following table compares the cumulative total shareholder return on the common shares for the period beginning December 31, 1998 and ending December 31, 2003 with the cumulative total return on the Standard & Poor’s 500 Stock Index (“S&P 500”), the NAREIT Equity REIT Total Return Index (“NAREIT Index”) and the Russell 2000 Index (“Russell 2000”) over the same period. Total return values for the S&P 500, the NAREIT Index, the Russell 2000 and the common shares were calculated based on cumulative total return assuming the investment of $100 in the NAREIT Index, the S&P 500, the Russell 2000 and the common shares on December 31, 1998, and assuming reinvestment of dividends in all cases. The shareholder return shown on the graph below is not necessarily indicative of future performance.

Comparison of Cumulative Total Return
Liberty Property Trust Common Shares, NAREIT Equity REIT
Total Return Index, the Russell 2000 Index and S&P 500 Index

[GRAPHIC OMITTED]

	1998	1999

	Dec. 31	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$100.00	$	$	$	$
NAREIT Index (1)	100.00
S&P 500	100.00
Russell 2000 (2)	100.00

2000

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$	$	$	$
NAREIT Index (1)
S&P 500
Russell 2000 (2)

2001

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$	$	$	$
NAREIT Index (1)
S&P 500
Russell 2000 (2)

2002

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$	$	$	$
NAREIT Index (1)
S&P 500
Russell 2000 (2)

2003

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$	$	$	$
NAREIT Index (1)
S&P 500
Russell 2000 (2)

(1)	The NAREIT Index (consisting of real estate investment trusts with an equity market capitalization of $ billion at December 31, 2003) is maintained by the National Association of Real Estate Investment Trusts, Inc., is published monthly, and is based on the last closing prices of the preceding month.

(2)	The Russell 2000 Index is a popular measure of the stock price performance of small companies. Russell Indexes are market capitalization weighted indexes. The Russell 1000 Index is comprised of the 1,000 largest U.S. stocks in terms of market capitalization. The Russell 2000 Index is comprised of the next 2,000 largest U.S. stocks in terms of market capitalization.

          The share price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CORPORATE GOVERNANCE

Code of Ethics

          The Trust has a code of ethics for its chief executive officer and senior financial officers, including the Trust’s principal financial officer and our principal accounting officer or controller within the meaning of the Commission regulations adopted under Sarbanes-Oxley Act of 2002.

The code of ethics is posted under the Investor Relations section of the Trust’s web site at www.libertyproperty.com.

          In addition, shareholders may request a copy of the code of ethics by directing a written request to the Director of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

          The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2003 Annual Meeting of Shareholders was attended by all of the trustees.

Communications with Shareholders

          The Trust provides the opportunity for the shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to      @libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, or Chairperson, Corporate Governance and Nominating Committee, or to the independent trustees as a group to the Independent Trustees, each c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

          All communications received in accordance with this process will be reviewed by the Trust’s management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right to disregard an communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to the Trust or its business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

          Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the candidate’s qualifications and be accompanied by the candidate’s written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust’s By-laws.

          Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all candidates for election to the Board. See “Committees of the Board of Trustees – Corporate Governance and Nominating Committee.”

Meetings of Non-Management and Independent Trustees

          The Board has instituted regularly scheduled executive sessions of the Board of Trustees, whereby non-management trustees meet at least twice each year, and the independent trustees at least once each year, in executive sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee will rotate presiding over these sessions.

PROPOSALS OF SECURITY HOLDERS

          All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2005 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than      , 2005 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2005 Annual Meeting of Shareholders.

          A shareholder of the Trust may wish to have a proposal presented at the 2005 Annual Meeting of Shareholders, but not to have such proposal included in the Trust’s proxy statement and form of proxy relating to that meeting. Pursuant to Section 12(b) of the Trust’s By-laws, notice of any such proposal must be received by the Trust between February 5, 2005 and March 6, 2005. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

          The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, directors and regularly engaged employees of the Trust. The Trust has engaged Georgeson Shareholder Services to distribute the Trust’s shareholder materials and solicit proxies. The Trust has agreed to pay Georgeson Shareholder Services a fee of approximately $     and reimburse it for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

          The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust’s Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Commission for its most recent fiscal year. Such written requests should be directed to the Director of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Annex A

PROXY

LIBERTY PROPERTY TRUST

65 Valley Stream Parkway
Malvern, Pennsylvania 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

          The undersigned shareholder of LIBERTY PROPERTY TRUST (the “Trust”) hereby appoints William P. Hankowsky and Joseph P. Denny, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on Wednesday, May 5, 2004, at 11:00 a.m., local time, at the Loews Hotel, 1200 Market Street, Philadelphia, Pennsylvania 19107, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.

The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR approval of both of the proposals to amend the Declaration of Trust of the Trust to amend or restate provisions of the Declaration of Trust and FOR Approval of the proposal to amend the Trust’s Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by      shares to      shares, and AGAINST the shareholder proposals regarding declassification of the Trust’s staggered Board of Trustees and elimination of the Trust’s Shareholder Rights Plan.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/ Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” both of the nominees of the Board of Trustees in the election of trustees. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

1.	Election of two Class I trustees to hold office until 2007.

Nominees: (01) M. Leanne Lachman and (02) J. Anthony Hayden

FOR	WITHHELD
☐	☐

☐

FOR BOTH NOMINEES, EXCEPT AS NOTED ABOVE.

2.	Approval of the proposal to amend the Declaration of Trust of the Trust to amend and restate in its entirety Article VII of the Declaration of Trust.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval of the proposal to amend the Declaration of Trust to amend Sections 6.2, 6.3 and 10.1(d) of the Declaration of Trust;

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Approval of the proposal to amend the Trust’s Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by shares to shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	Approval of the shareholder proposal regarding declassification of the Trust’s staggered Board of Trustees.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	Approval of the shareholder proposal regarding elimination of the Trust’s Shareholder Rights Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE
FOR ADDRESS ☐
CHANGE AND
NOTE AT LEFT

The undersigned hereby acknowledges receipt
of the notice of annual meeting, the proxy
statement furnished in connection therewith
and the annual report to shareholders and
hereby ratifies all that the said attorneys

and proxies may do by virtue hereof.

NOTE: Please mark, date and sign this proxy
card and return it in the enclosed envelope.
Please sign as your name appears hereon. If
shares are registered in more than one name,
all owners should sign. If signing in a
fiduciary or representative capacity, please
give full title and attach evidence of
authority. Corporations please sign with
full corporate name by a duly authorized
officer and affix corporate seal.

Signature:	Date:	Signature:	Date:

APPENDIX 1

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

APPENDIX 2

AUDIT COMMITTEE CHARTER

APPENDIX 3

GOVERNANCE GUIDELINES

APPENDIX 4

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

APPENDIX 5

COMPENSATION COMMITTEE CHARTER

Exhibit A

Current Article VII

ARTICLE VII

RESTRICTION ON TRANSFER,
ACQUISITION AND REDEMPTION OF EQUITY SHARES;
EXCHANGE FOR EXCESS SHARES

          SECTION 7.1 Definitions. For the purposes of this Article VII, the following terms shall have the following meanings:

          “Beneficial Ownership” shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

          “Charitable Beneficiary” shall mean one or more organizations described in Sections 170(b)(1)(A ) or 170(c) of the Code which shall be the beneficiaries of the Charitable Trust.

          “Charitable Trust” shall mean the trust established for the benefit of the Charitable Beneficiary pursuant to Section 7.15 for which the Trust is the trustee, interests in which shall be allocated in accordance with the provisions of Section 7.19.

          “Closing Date of the Initial Public Offering” shall mean the time and date of payment for and delivery of Common Shares issued pursuant to the Initial Public Offering, excluding the Common Shares issuable upon exercise of the over-allotment option granted in connection with the Initial Public Offering.

          “Equity Shares” shall mean either Common Shares or Preferred Shares.

          “Excess Shares” shall have the meaning ascribed to it in Section 7.3.

          “Existing Holder” shall mean (a) any Person (other than any of the Rouse Principals) who is or would be, upon the exchange of OP Units, the Beneficial Owner of Common Shares and/or Preferred Shares in excess of the Ownership Limit both upon and immediately after the Closing Date of the Initial Public Offering, so long as, but only so long as, such Person Beneficially Owns or would, upon the exchange of OP Units, Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit and (b) any Person (other than any of the Rouse Principals) to whom an Existing Holder transfers, subject to the limitations provided in this Article VII, Beneficial Ownership of Common Shares and/or Preferred Shares causing such transferee to Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit.

          “Existing Holder Limit” (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of

Ex. A — 1

OP Units, by such Existing Holder upon and immediately after the Closing Date of the Initial Public Offering and, after any adjustment pursuant to Section 7.9, shall mean such percentage of the outstanding Equity Shares as so adjusted; and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who transfers Beneficial Ownership of Common Shares and/or Preferred Shares to such transferee Existing Holder or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 7.9, shall mean such percentage of the outstanding Equity Shares as so adjusted. From the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, the Secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

          “Initial Public Offering” means the sale of Common Shares pursuant to the Trust’s first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

          “Market Price” shall mean the last reported sales price reported on the New York Stock Exchange, Inc. (the “Exchange”) of Common Shares or Preferred Shares, as the case may be, on the trading date immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price of, or the average of the closing bid and asked prices for, Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the fair market value of Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees.

          “OP Units” shall mean units of limited partnership of the Operating Partnership.

          “Ownership Limit” shall mean that number of Shares which equals the lesser of (a) 5.0% of the number of outstanding Equity Shares and (b) 5.0% of the value of outstanding Equity Shares, and after any adjustment as set forth in Section 7.10, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          “Person” shall mean a Person as defined in Article I but solely for purposes of this Article VII shall not include an underwriter that participated in a public offering of the Common Shares and/or Preferred Shares for a period of 25 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares in connection with such public offering.

          “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares, if such Transfer had been valid under Section 7.2.

Ex. A — 2

          “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Equity Shares, if such Transfer had been valid under Section 7.2.

          “Restriction Termination Date” shall mean the first day after the Closing Date of the Initial Public Offering on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or to continue to, qualify as a REIT.

          “Rouse Principals Limit” shall initially mean that number of Shares which equals the lesser of (a) 19.9% of the number of outstanding Equity Shares and (b) 19.9% of the value of outstanding Equity Shares, and after any adjustment as set forth in Section 7.10, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          “Rouse Principals” shall mean Willard G. Rouse III, George F. Congdon, Joseph Denny and David C. Hammers.

          “Special Trustee” shall mean the Trust as trustee for the Charitable Trust, and any successor trustee appointed by the Trust.

          “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have the correlative meanings.

          SECTION 7.2 Ownership Limitation.

          (a) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder or any of the Rouse Principals) shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit, no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder, the Rouse Principals, in the aggregate, shall not Beneficially Own Common Shares and/or Preferred Shares in excess of the Rouse Principals’ Limit, and no Person (other than any of the Rouse Principals) shall acquire Common Shares in excess of the Ownership Limit in the Initial Public Offering.

          (b) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder or any of the Rouse Principals) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

          (c) Except as provided in Section 7.9 and 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if

Ex. A — 3

effective, would result in an Existing Holder or the Rouse Principals, in the aggregate, Beneficially Owning Common Shares and/or Preferred Shares in excess of the applicable Existing Holder Limit, or the Rouse Principals’ Limit, as the case may be, shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder or Rouse Senior Executive in excess of the applicable Existing Holder Limit or Rouse Principals’ Limit; and such Existing Holder or Rouse Senior Executive shall acquire no rights in such Common Shares and/or Preferred Shares.

          (d) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in Common Shares and/or Preferred Shares being owned by fewer than 100 Shareholders (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

          (e) From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares and/or Preferred Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

          SECTION 7.3 Excess Shares.

          (a) If, not withstanding the other provisions contained in this Article VII, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or change in the capital structure of the Trust (except for a change resulting from the exchange of OP Units for Equity Shares) such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the applicable Ownership Limit, Existing Holder Limit, or Rouse Principals’ Limit, then, except as otherwise provided in Sections 7.9 and 7.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit, Existing Holder Limit, or Rouse Principals’ Limit (rounded up to the nearest whole share) shall constitute “Excess Shares” and be treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Shares).

          (b) If, notwithstanding the other provisions contained in this Article VII, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or change in the capital structure of the Trust (except for a change resulting from the exchange of OP Units for Equity Shares) which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Shares).

Ex. A — 4

          SECTION 7.4 Prevention of Transfer. If the Board of Trustees or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 7.2, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 7.2(b), (c), (d) and (e) shall automatically result in the designation and treatment described in Section 7.3, irrespective of any action (or non-action) by the Board of Trustees.

          SECTION 7.5 Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of Section 7.2, or any Person who is a transferee such that Excess Shares result under Section 7.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust’s status as a REIT.

          SECTION 7.6 Information for Trust. From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date:

          (a) Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Equity Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT.

          (b) Each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the Shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          SECTION 7.7 Other Action by Board. Nothing contained in this Article VII shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust’s status as a REIT.

          SECTION 7.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

          SECTION 7.9 Modification of Existing Holder and Rouse Principals’ Limits. The Existing Holder and Rouse Principals’ Limits may be modified as follows:

Ex. A — 5

          (a) Subject to the limitations provided in Section 7.11, the Board of Trustees may grant share options which result in Beneficial Ownership of Common Shares and/or Preferred Shares by an Existing Holder or Rouse Senior Executive pursuant to a share option plan approved by the Board of Trustees and/or the Shareholders. Any such grant shall increase the Existing Holder or Rouse Principals’ Limit for the affected Existing Holder or Rouse Senior Executive to the maximum extent possible under Section 7.11 to permit the Beneficial Ownership of the Common Shares and/or Preferred Shares issuable upon the exercise of such share option.

          (b) Subject to the limitations provided in Section 7.11, an Existing Holder or Rouse Senior Executive may elect to participate in a dividend reinvestment plan approved by the Board of Trustees which results in Beneficial Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder or Rouse Senior Executive and any comparable reinvestment plan of the Operating Partnership, wherein those Existing Holders or Rouse Principals holding OP Units are entitled to purchase additional OP Units. Any such participation shall increase the Existing Holder and Rouse Senior Executive Limits for the affected Existing Holder and Rouse Principals to the maximum extent possible under Section 7.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired or which can be acquired as a result of such participation.

          (c) The Board of Trustees will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article VII by such Existing Holder by the percentage of the total outstanding Equity Shares so Transferred or after the lapse (without exercise) of a stock option described in Section 7.9(a) by the percentage of the total outstanding Equity Shares that the share option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

          SECTION 7.10 Increase in Ownership Limit. Subject to the limitations provided in Section 7.11, the Board of Trustees may from time to time increase the Ownership Limit or Rouse Principals’ Limit; provided, however, that no increase in the Ownership Limit or Rouse Principals’ Limit shall be effective without the prior affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote.

          SECTION 7.11 Limitations on Changes in Existing Holder and Ownership Limits.

          (a) Except as may occur in connection with action taken by the Trustees under Section 3.2(u), neither the Ownership Limit, any Existing Holder Limit, nor the Rouse Principals’ Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.0% in number or value (determined as provided in the definition of “Ownership Limit” in Section 7.1) of the outstanding Equity Shares.

          (b) Prior to the modification of any Existing Holder Limit, Ownership Limit, or Rouse Principals’ Limit pursuant to Sections 7.9 or 7.10, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.

Ex. A — 6

          (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

          SECTION 7.12 Exemptions by Board. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees, and upon at least 15 days written notice from a Transferee prior to the proposed Transfer which, if consummated, would result in the intended Transferee owning Shares in excess of the Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be; provided, however, that no exemption from the Ownership Limit or the Existing Holder Limit shall be effective without the prior affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote if, after giving effect to such exemption, five Beneficial Owners of Common Shares (assuming each such Beneficial Owner Beneficially Owns the greater of (i) the Ownership Limit or (ii) the greatest number or percentage of Shares such Beneficial Owner is permitted to own pursuant to this Section 7.12 or any other provision hereof) would Beneficially Own, in the aggregate, more than 49% in number or value (determined as provided in the definition of “Ownership Limit” in Section 7.1) of the outstanding Equity Shares.

          SECTION 7.13 Legend. Each certificate for Shares shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust, no Person (unless such Person is an Existing Holder) may Beneficially Own Shares in excess of that number of Shares which equals the lesser of 5.0% (or such greater percentage as may be determined by the Board of Trustees) of (a) the number of outstanding Equity Shares of the Trust and (b) the value of outstanding Equity Shares of the Trust. Any Person who attempts or proposes to beneficially own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in the Charitable Trust by the Trust.

          SECTION 7.14 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          SECTION 7.15 Charitable Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 7.3, such Excess Shares shall be deemed to have been transferred to the Trust, as Special Trustee of the Charitable Trust for the exclusive benefit of the Charitable Beneficiary or Beneficiaries. Excess Shares so held in trust shall be issued and

Ex. A — 7

outstanding Shares. Neither the Purported Record Transferee or the Purported Beneficial Transferee shall have any rights in such Excess Shares.

          SECTION 7.16 Dividends on Excess Shares. Excess Shares shall be entitled to dividends or other distributions which shall be paid to the Trust as trustee of the Charitable Trust for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust as trustee for the Charitable Trust and held for the exclusive benefit of the Charitable Beneficiary. Any dividend declared and unpaid shall be void ab initio as to the Purported Record Transferee or the Purported Beneficial Transferee and shall be repaid to the Trust as trustee of the Charitable Trust and held for the exclusive benefit of the Charitable Beneficiary.

          SECTION 7.17 Liquidation Distributions for Excess Shares. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, as trustee, or any successor trustee appointed by the Trust, as holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares of the same series and Excess Shares constituting Preferred Shares of the same series and in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares of the same class and Excess Shares constituting Common Shares of the same class, that portion of the assets of the Trust available for distribution to the Shareholders as the number of Excess Shares held by such holder bears to the total number of (a) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares of the same series and (b) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares of the same class. The Trust, to the extent it holds Excess Shares as trustee of the Charitable Trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution and holding Excess Shares as trustee of the Charitable Trust, shall distribute any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust in accordance with the priorities and limitations set forth in Section 7.19, and as if such assets were the proceeds from the disposition of the Excess Shares with respect to which the distribution is received.

          SECTION 7.18 Voting Rights for Excess Shares. The holder of Excess Shares shall not be entitled to vote on any matter. In lieu thereof, the Trust as trustee of the Charitable Trust shall be deemed to have been given an irrevocable proxy by such holder of Excess Shares to vote the shares for the benefit of the Charitable Beneficiary. To the extent that any vote has been taken by a Purported Record Transferee or Purported Beneficial Transferee, as the case may be, such vote shall be rescinded as void ab initio.

          SECTION 7.19 Non-Transferability of Excess Shares. Excess Shares shall not be transferable. Subject to Section 7.20, the Trust as trustee of the Charitable Trust may freely designate a Transferee of an interest in the Charitable Trust (representing the number of Excess Shares held in the Charitable Trust attributable to a transaction that resulted in the Excess Shares) if Excess Shares held in the Charitable Trust would not be Excess Shares in the hands of such Transferee. If such a transfer is made by the Trust, the proceeds of such a sale shall be payable in accordance with the terms of the Charitable Trust as follows. The Purported

Ex. A — 8

Beneficial Transferee would receive the lesser of (i) the price per share received by the Trust from the transfer of the Excess Shares or (ii) the price per Share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or, if the Purported Beneficial Transferee did not give value for such Excess Shares (i.e., such Shares were purported to be Transferred through a gift, devise or other transaction not involving any payment), a price per Share equal to the Market Price for the Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Any proceeds in excess of the amount payable to the Purported Beneficial Transferee shall be payable to the Charitable Beneficiary. Upon such transfer of an interest in the Charitable Trust, the corresponding Excess Shares in the Charitable Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee.

          SECTION 7.20 Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, on the date of the transaction resulting in such Excess Shares at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other purported Transfer not involving any payment, the Market Price at the time of such gift, devise or other purported Transfer not involving any payment) and (b) the Market Price of Common Shares or Preferred Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of (a) the date of the transaction that resulted in such Excess Shares and (b) the date the Board of Trustees determines in good faith that a transaction resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 7.5, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 7.19.

          SECTION 7.21 Trust as Agent. If any of the foregoing provisions of this Article VII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, and to comply with the determination of such court, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust and subject to its direction.

          SECTION 7.22 Amendment to Article VII. Notwithstanding any other provision in this Declaration of Trust or Bylaws, no Section of this Article VII may be amended or repealed without the affirmative vote of the holders of two-thirds of the Shares then outstanding and entitled to vote.

          SECTION 7.23 Priority of New York Stock Exchange, Inc. Transactions. Notwithstanding anything in this Article VII to the contrary, nothing herein shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange, Inc.

Ex. A — 9

Exhibit B

Restated Article VII

ARTICLE VII

RESTRICTION ON TRANSFER,
ACQUISITION AND REDEMPTION OF EQUITY SHARES;
EXCHANGE FOR EXCESS SHARES

          SECTION 7.1 Definitions. For the purposes of this Article VII, the following terms shall have the following meanings:

          “Aggregate Share Ownership Limit” shall mean not more than 5.0% in value of the aggregate of the outstanding Equity Shares. The value of the outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

          “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.18, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

          “Charitable Trust” shall mean any trust provided for in Section 7.13.

          “Common Share Ownership Limit” shall mean not more than 5.0% (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

          “Equity Shares” shall mean either Common Shares and Preferred Shares.

Ex. B — 1

          “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.10.

          “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.10, the percentage limit established by the Board of Trustees for such Excepted Holder pursuant to Section 7.10.

          “Excess Shares” shall have the meaning ascribed to it in Section 7.2(b).

          “Initial Date” shall mean the date of issuance of the Common Shares pursuant to the initial underwritten public offering of Common Shares.

          The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.

          “NYSE” shall mean the New York Stock Exchange, Inc.

          “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2, would Beneficially Own or Constructively Own Equity Shares in violation of the provisions of Section 7.2(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

          “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

          “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

Ex. B — 2

          “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

          “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

          “Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

          SECTION 7.2 Ownership Limitation.

          (a) Basic Restrictions.

               (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

               (ii) No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

               (iii) Notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

          (b) Transfer in Trust. If any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would

Ex. B — 3

result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 7.2(a)(i) or (ii),

               (i) then that number of Equity Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2(a)(i) or (ii) (rounded to the nearest whole share) (the “Excess Shares”) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.13, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Excess Shares; or

               (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(i) or (ii), then the Transfer of that number of such Excess Shares that otherwise would cause any Person to violate Section 7.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Excess Shares.

          SECTION 7.3 Prevention of Transfer. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.29(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

          SECTION 7.4 Notice to Trust. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2(a), or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

          SECTION 7.5 Information for Trust. From and after the Initial Date and prior to the Restriction Termination Date:

          (a) Every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if

Ex. B — 4

any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit.

          (b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          SECTION 7.6 Other Action by Board. Nothing contained in this Article VII shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust’s status as a REIT.

          SECTION 7.7 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

          SECTION 7.8 Increase in Ownership Limit. Subject to the limitations provided in Section 7.9, the Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit.

          SECTION 7.9 Limitations on Changes in Ownership Limits. Prior to the modification of the Common Share Ownership Limit and the Aggregate Share Ownership Limit pursuant to Sections 7.8, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.

          SECTION 7.10 Exceptions by Board.

          (a) Subject to Section 7.2(a)(ii), the Board of Trustees, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

               (i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual (defined to mean any Person who would be treated as an individual for purposes of Section 542(a)(2) of the Code (determined by taking into account Section 856(h)(3)(A) of the Code)) would Beneficially or Constructively Own Equity Shares in violation Section 7.2(a)(ii);

               (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 5.0% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently

Ex. B — 5

small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

               (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2 through 7.7) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2(b) and 7.3.

          (b) Prior to granting any exception pursuant to Section 7.10(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          (c) Subject to Section 7.2(a)(ii), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

          (d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

          SECTION 7.11 Legend. Each certificate for Equity Shares shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust, no Person may Beneficially Own Shares in excess of that number of Shares which equals the lesser of 5.0% (or such greater percentage as may be determined by the Board of Trustees) of (a) the number of outstanding Equity Shares of the Trust and (b) the value of outstanding Equity Shares of the Trust. Any Person who attempts or proposes to beneficially own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in the Charitable Trust by the Trust.

Ex. B — 6

          Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

          SECTION 7.12 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          SECTION 7.13 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2(b) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(b). The Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.18.

          SECTION 7.14 Status of Shares Held by the Trustee. Equity Shares held by the Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

          SECTION 7.15 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee shall be paid with respect to such Equity Shares by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Ex. B — 7

          SECTION 7.16 Sale of Shares by Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.16. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.16, such excess shall be paid to the Trustee upon demand.

          SECTION 7.17 Purchase Right in Shares Transferred to the Trustee. Equity Shares transferred to the Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.16. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          SECTION 7.18 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

          SECTION 7.19 Priority of New York Stock Exchange, Inc. Transactions. Notwithstanding anything in this Article VII to the contrary, nothing herein shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

          SECTION 7.20 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Ex. B — 8

          SECTION 7.21 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Ex. B — 9